                                                                                                                    EXHIBIT 99.2
                                       News

For Immediate Release	Contact:
January 25, 2012	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 25-Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on March 14, 2012 to stockholders of record on February 24, 2012.

Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $1.0 billion in 2010.